Exhibit 99.1

Axiall Corporation Adds Three Directors to Board

ATLANTA – January 28, 2013 – Axiall Corporation (NYSE: AXLL) today announced the addition of three members to its Board of Directors, effective immediately: Dr. Victoria Haynes, Michael McGarry and Robert Ripp. With the additional members, Axiall’s board comprises 11 directors.

“I am pleased to welcome three new directors who have deep business experience and a solid understanding of the commodity chemicals industry,” said Chairman Mark Noetzel. “We look forward to their contributions in helping to ensure the newly launched Axiall Corporation provides long-term shareholder value.”

Haynes has been a director of PPG Industries since 2003. She also is a director of Nucor Corporation and is a member of the Supervisory Board of Royal DSM, a global life sciences and material sciences company. Haynes served as president and chief executive officer of RTI International, which performs scientific research and development in advanced technologies, public policy, environmental protection, and health and medicine, from 1999 until retiring in 2012.

Ripp has been a director of PPG Industries since 2003. He also is a director of ACE Limited, and has served as director and chairman of Lightpath Technologies, a manufacturer of optical lens and module assemblies for the telecom sector, since 1999. Earlier, Ripp was chairman and chief executive officer of AMP Incorporated, a publicly traded, international company.

McGarry became executive vice president of PPG Industries Inc. in 2012. In this role, he assumed leadership responsibility for PPG’s Asia Pacific region, its global aerospace products and automotive refinish businesses, and its commodity chemical business, which merged with Georgia Gulf to become Axiall. McGarry’s responsibilities also include corporate oversight for all PPG environmental, health and safety activities and the global information technology function. Earlier, he was senior vice president of PPG’s commodity chemical business.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. It is an international manufacturer of chlor-alkali and derivatives, chlorovinyls and aromatics products including chlorine, caustic soda, vinyl chloride monomer, chlorinated solvents, calcium hypochlorite, ethylene dichloride, muriatic acid, phosgene derivatives, polyvinyl chloride, vinyl compounds, acetone, cumene and phenol. It also manufactures vinyl-based building and home improvement products that are marketed under the Royal Building Products and Exterior Portfolio brands, including window and door profiles, siding, mouldings, pipe and pipe fittings, and decking. Axiall, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

Cautionary Statements About Forward-Looking Information

This press release contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended. Words or phrases such as “is expected,” may,” “will,” or “intend,” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions, or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, the expected contributions of the new directors. These statements are based on the current expectations of the management of Axiall. There are a number of risks and uncertainties that could cause Axiall’s actual results to differ materially from the forward-looking statements included in this press release. These risks and uncertainties include risks relating to (i) a material adverse change, event or occurrence affecting Axiall or the newly acquired commodity chemicals business, (ii) the ability of Axiall to successfully integrate the businesses of PPG’s commodity chemicals business and Axiall, which may result in the combined company not operating as effectively and efficiently as expected, (iii) the possibility that the merger and related transactions may involve other unexpected costs, liabilities or delays, and (iv) uncertainties regarding future prices, industry capacity levels and demand for Axiall’s products, raw materials and energy costs and availability, feedstock availability and prices, changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products after the merger, Axiall’s ability to generate sufficient cash flows from its business after the merger, future economic conditions in the specific industries to which its products are sold, and global economic conditions.

In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this press release may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Axiall’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Axiall and its business, see Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent filings with the SEC. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axiall does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

Source: Axiall Corporation

Axiall Corporation Investor Relations

Martin Jarosick, 770-395-4524

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Media

Alan Chapple, 770-395-4538